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                                                                  EXHIBIT 23.7

                          CONSENT OF AUDITOR-GENERAL

I hereby consent to the use in the Prospectus constituting part of the Registration Statement on Form S-1 of the following reports which appear in such Prospectus:

DATE OF REPORT        ENTITY                     FINANCIAL YEAR ENDED
6 September 1995      Loy Yang Power Limited     30 June 1995
29 August 1996        Loy Yang Power Limited     30 June 1996
29 August 1997        Quiet Life Limited*        30 June 1997

*Name changed on 13 May 1997, formerly Loy Yang Power Limited.

I also consent to the reference to my name under the heading of "Experts" in such Prospectus, being that of auditor of the above entities.

                                          /s/ C. Baragwanath
MELBOURNE                                     C. BARAGWANATH
24/11/1997                                    Auditor-General